UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 31, 2010

Concurrent Computer Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13150	04-2735766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4375 River Green Parkway, Suite 100, Duluth, Georgia	30096
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 258-4000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 31, 2010, Concurrent Computer Corporation, a Delaware corporation (the “Company”), entered into a Second Amended and Restated Loan and Security Agreement (the “Credit Agreement”) with Silicon Valley Bank (the “Bank”) which amends certain terms of the existing Loan and Security Agreement (the “Prior Agreement’).  The Credit Agreement extends the maturity date to December 31, 2013 and improves the interest rate paid on outstanding advances under the existing $10,000,000 credit line (the “Revolver”). Advances against the Revolver bear interest on the outstanding principal at a rate per annum equal to the greater of 4.00% and either: (1) the prime rate, or (2) the LIBOR rate plus a LIBOR rate margin of 2.75%.  The Credit Agreement also alters the Revolver availability, allowing $10,000,000 for advances under the Revolver as long as the Company maintains cash at or through the Bank of $15,000,000 or more.  At all times that the Company maintains cash at or through the Bank of less than $15,000,000, the amount available for advance under the Revolver is based upon a formula that is primarily based upon  a percentage of eligible accounts receivable, which may result in less than, but no more than $10,000,000 of availability.

Under the Credit Agreement, the Company will be subject to financial covenants similar to the Prior Agreement.  Specifically, the Company is obligated to maintain as of the last day of each quarter, a consolidated tangible net worth of at least $10,600,000, increasing by 100% of quarterly net income and 100% of issuances of equity, net of issuance costs.  The Company’s obligation with respect to maintaining a consolidated quick ratio of at least 1.25:1.00 did not change.  All other material terms of the Prior Agreement remain the same and include additional financial covenants and customary restrictive covenants concerning the Company’s operations.  The Credit Agreement is secured by substantially all of the assets of the Company.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The contents of Item 1.01 of this Current Report on Form 8-K are incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Second Amended and Restated Loan and Security Agreement dated March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 2, 2010

CONCURRENT COMPUTER CORPORATION

By:	/s/ Emory O. Berry
Emory O. Berry
Chief Financial Officer and Executive Vice President of Operations

EXHIBIT INDEX

Exhibit Number and Description

99.1	Second Amended and Restated Loan and Security Agreement dated March 31, 2010.